EXHIBIT 10.1

Blink Technologies, Inc. Executive Employment Agreement

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is dated as of October 1, 2014, between Blink Technologies, Inc., a Nevada corporation (the “Company”) and Dean E. Miller, of 700 Walbridge Drive, East Lansing, MI 48823 (the “Executive”).

W I T N E S S E T H:

A. WHEREAS, the Company has employed the Executive on an ongoing basis and the Company wants to formalize the relationship.

B. WHEREAS, the parties desire for the Executive to continue to act as Chief Executive Officer, which commenced as of February 27, 2014, and will continue during the term hereof.

C. WHEREAS, the parties desire to execute and deliver this Agreement to provide for the continued employment of Executive by the Company.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Position and Duties.

a.  Position. The Company hereby agrees to employ you and you agree to continue to be employed by the Company as both its “Chief Executive Officer,” and its “President”, and/or such other positions as the Company’s Board of Directors (the “Board”) may from time to time designate. In performance of your duties, you shall be subject to the direction of, and be reporting directly to the Company’s Board of Directors.

b.  Duties.During the term of this Agreement, you shall devote substantially all of your full time efforts, professional attention, knowledge, experience, and skills as necessary to fulfill your duties pursuant to this Agreement and the fulfillment of your responsibilities in accordance with your position or positions with the Company. You shall render such services as are consistent with those of a Chief Executive Officer and President (or, such other position as may be held by you) of a corporation of comparable stature and shall perform all duties incident to such office and all such further similar duties that may from time to time be assigned to you by the Board.

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Without limiting the generality of the foregoing, your principal duties shall include, but are not limited to:

i.  Leading business development and corporate strategy.

ii.  Working with the Executive Staff and any engaged Third-Party resources to develop business plan, budgets and forecasts.

iii.  Oversight of Administrative Efforts, Coordinating with Vendors and Strategic Business Partners.

iv.  Oversight and Implementation of Corporate Policies and Procedures.

v.  Acting as executive management representative to the Board.

c.  Travel. You shall be available to travel as required, based on the needs of the Company’s business reasonably requires.

2. Term of Employment.

a.  Initial Term. The initial term of this Agreement shall be a period commencing February 27, 2014 (the “Start Date”) and ending December 31, 2016 (the “Initial Term”).

b.  Term Extension. Subject to your achieving yet to be established milestones for the Initial Term of this Agreement, as accepted and ratified by the Company’s Board of Directors, the term of this Agreement will automatically renew for an additional year (the “Extended Term”). During the Extended Term, except as may otherwise be provided in a written amendment hereof executed by you and the Company, all of the terms and conditions of this Agreement will continue to apply and be in full force and effect. Within two (2) weeks following the commencement of the Extended Term you will develop a sales and marketing plan, including sales targets and quotas through the fiscal year ending September 30, 2017, for review by the Board of Directors .

3. Compensation. You shall be compensated by the Company, for your services, as follows:

a.  Salary and Commissions.

i.  Initial Salary. Commencing on the Start Date, and accruing since, you shall be paid a monthly salary of $8,000.00 per month (and as modified from time to time hereunder, the “Monthly Payment”) ($96,000.00 per year) (the “Base Salary”), subject to applicable tax withholding; such that the Base Salary is payable in 24 installments of $4,000.00 each on the 15th and last day of each calendar month during the term of this Agreement. The Monthly Payment shall be prorated for any partial months during the term of this Agreement. The Executive may, in his sole discretion defer payment.

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ii.  Bonus. The Company shall implement a performance-driven bonus structure for Executive based on a percentage of your base salary, which will be determined upon Board of Directors review and recommendation. The bonus structure is as follows:

At the end of each fiscal year, the Company will pay an annual bonus consisting of a percentage of the Base Salary, based on actual results achieved as a percentage of the base salary according to the following:

0% of less than 80% of target objectives

15% bonus at 80% of target objectives

30% bonus at 100% of target objectives

45% bonus at 125% of target objectives

70% bonus maximum at 150% of target objectives

Bonus will be assessed linearly between 80%-100%, 100%-125% and 125% -150%. Maximum is 70% in any fiscal year. The bonus level will be set based on a pro rata basis.

The Company agrees not to unreasonably judge Executive’s performance based on circumstances beyond Executive’s direct control. In turn, Executive and Company hereby agree that the conclusion as to the Executive’s performance and as a direct consequence of that conclusion, as to the Executive’s bonus, shall be made at the Board of Directors ’s sole discretion.

In addition, Executive will be paid a one-time cash bonus of 15% of his annual Base Salary, (1) payable upon the Company’s successful closing an aggregate equity raise of no less than $250,000 in cash, and (2) an additional 5,000,000 shares in the common stock of the Company, upon achieving the following milestones:

1. Becoming current in all Securities Exchange and Commission’s filings including;

2. Implementing internal controls framework at the Company; and

3. Delivering a business plan and forecast through fiscal 2015 (which will be co-developed with an approved third-party consultant).

Restricted Stock & Stock Options. You have been granted 5,000,000 shares of Blink Technologies, Inc. common stock.

4. Additional Benefits.

a.  Vacation. You shall be entitled to 21 days of paid vacation each calendar year. Vacation will accrue on January 1 of each year. No vacation may be carried over into the following year. No compensation shall be paid for accrued but untaken vacation. In the event employment is terminated by either you or the Company, you shall be entitled to all unused vacation or equivalent payment for unused vacation.

b.  Medical Insurance. During the term of this Agreement, the Company agrees to pay you a monthly stipend of $1,000 per month (“Medical Insurance Reimbursement”) in addition to your annual salary to cover medical insurance premiums until such time that the Company can make available an alternative medical insurance plan. Nothing herein shall be deemed to impose any other or further obligation or liability on the part of the Company with respect to any medical costs incurred by you during the term of your employment.

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c.  Other Expenses. You shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of your duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company (collectively, “Business Expense Reimbursement”).

d.  Equity and Option Awards. You shall be eligible to participate under the Company’s Incentive Stock Option Plan, as the same may from time to time be amended, restated or replaced, on such terms and conditions, and at such times and to such extent, as the Company may determine.

e.  Miscellaneous. In addition to the other benefits set forth in this Paragraph 4, you may also participate, subject to Board of Directors approval, in all other present and future Executive benefit plans of the Company for its senior executive staff, provided that you meet the eligibility requirements for participation in any such plans. The Company shall use commercially reasonable efforts to provide you with directors’ and officers’ liability insurance under the Parent’s policies for such insurance arranged by the Company from time to time upon such terms and in such amounts as the Board of Directors may reasonably determine in its discretion. The Company shall, to the full extent permitted by, and subject to, applicable law, defend you, indemnify you and hold you harmless as to all suits, actions, and claims made against you arising out of your actions as an officer and/or Executive of the Company.

5. Your Representations and Warranties. You represent and warrant to the Company that:

(a) The execution, delivery and performance of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which you are a party or of which you or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and save the Company and its affiliates harmless from any liability, cost or expense, including attorney’s fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist;

(b) Except as set forth in Appendix B attached hereto, you are not party to any ongoing civil or criminal proceedings, and have not been party such proceedings within the past ten years, and do not know of any such proceeding that may be threatened or pending against you; and

(c) You are not currently engaged in activities and will not knowingly engage in future activities that may cause embarrassment to the Company or tarnish the reputation or public image of the Company, including but not necessarily limited to association with or party to: any criminal behavior(s) such as drug use, theft, or any other potential or active violation of law; political controversy, civil disobedience, or public protest; lewd, lascivious behavior.

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6. Discoveries and Works. All Discoveries and Works which are made or conceived by you during your employment by the Company, solely, jointly or with others, that relate to the Company's present or anticipated activities, or are used or useable by the Company within the scope of this Agreement shall be owned by the Company. You shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company, (c) assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (d) promptly execute, whether during his employment with the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect the title of the Company thereto, including but not limited to assignments of such patents and other rights. Any Discoveries and Works which, within one year after the expiration or termination of your employment with the Company, are made, disclosed, reduced to tangible or written form or description, or are reduced to practice by you and which pertain to the business carried on or products or services being sold or delivered by the Company at the time of such termination shall, as between you and, the Company, be presumed to have been made during your employment by the Company. You acknowledge that all Discoveries and Works shall be deemed “works made for hire” under the U.S. Copyright Act of 1976, as amended 17 U.S.C. Sect. 101.

7. Intellectual Property.

(a) Assignment.

i.  You agree to make full written disclosure to the Company and will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of your right, title and interest in and to any Intellectual Property. Without limiting the foregoing, all copyrightable works that you create during your employment with the Company shall be considered “work made for hire.”

ii.  Any interest in Intellectual Property which you now, or hereafter during the period you are employed by the Company, may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; you hereby assign and agree to assign to the Company (or as otherwise directed by the Company) all of your right, title and interest in and to all Work Product, including without limitation all patent, copyright, trademark and other intellectual property rights therein and thereto. If you have any such rights that cannot be assigned to the Company, you waive the enforcement of such rights, and if you have any rights that cannot be assigned or waived, you hereby grant to the Company an exclusive, irrevocable, perpetual, worldwide, fully paid license, with right to sublicense through multiple tiers, to such rights. Such rights shall include the right to make, use, sell, improve, commercialize, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based on, and otherwise exploit or utilize in any manner the subject intellectual property.

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iii.  Your obligation to assign your rights to Intellectual Property under this Paragraph 7 shall not apply to any inventions and all Discoveries and Works expressly identified in the attached Appendix B attached hereto which were developed prior to the your performance of services hereunder for the Company, provided however that inventions to be developed by the you during the term of the Consultant's agreement may be subsequently added to the Schedule upon the mutual agreement of the you and the Company that such inventions are outside the scope of the Agreement. You acknowledge that there are, and may be, future rights that the Company may otherwise become entitled to with respect to the Intellectual Property that do not yet exist, as well as new uses, media, means and forms of exploitation throughout the universe exploiting current or future technology yet to be developed, and you specifically intends the foregoing assignment of rights to the Company to include all such now known or unknown uses, media and forms of exploitation. You agree to cooperate with the Company, both during and after the term of your employment , in the procurement and maintenance of the Company’s rights to the Intellectual Property and to execute, when requested, any and all applications for domestic and foreign patents, copyrights and other proprietary rights or other documents and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company, to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property and to otherwise carry out the purpose of this Agreement.

iv.  If the Company is unable because of your mental or physical incapacity or for any other reason to secure any signature for any of the assignments, licenses or other reasonably requested documents pertaining to the intellectual property rights referenced herein within thirty (30) days of the delivery of said documents to you, then you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney in fact, to act for and on your behalf and stead and to execute and file said documents and do all other lawfully permitted acts to further the perfection, defense and enjoyment of the Company’s rights relating to the subject Intellectual Property with the same legal force and effect as if executed by you. You stipulate and agree that such appointment is a right coupled with an interest, and will survive your incapacity or unavailability at any future time.

(b) Maintenance of Records.You agree to keep and maintain adequate and current written records of all Intellectual Property made by you (solely or jointly with others) during the term of your employment with the Company. The records will be in the form of notes, sketches, drawings, electronic or digital data, and any other format that may be specified by the Company. The records will be available to, and remain the sole property of, the Company at all times.

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(c) Patent and Copyright Registrations. You agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Intellectual Property Items and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Intellectual Property Items, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

8.  Non-competition and Non-Solicitation and Non-Circumvention.

a.  Non-competition. Under all circumstances other than being terminated Without Cause, except as authorized by the CEO, during your employment by the Company and for a period of one (1) year thereafter, you will not (except as an officer, director, stockholder, Executive, agent or consultant of the Company or any subsidiary or affiliate thereof) either directly or indirectly, whether or not for consideration, (i) in any way, directly or indirectly, solicit, divert, or take away the business of any person who is or was a customer of the Company, or in any manner influence such person to cease doing business in part or in whole with Company; (ii) engage in a Competing Business; (iii) except for investments or ownership in public entities, mutual funds and similar investments, none of which constitute more than 5% of the ownership or control of such entities, own, operate, control, finance, manage, advise, be employed by or engaged by, perform any services for, invest or otherwise become associated in any capacity with any person engaged in a Competing Business; or (iv) engage in any practice the purpose or effect of which is to intentionally evade the provisions of this covenant. For purposes of this section, “Competing Business” means any company or business which is engaged directly or indirectly in any business carried on or planned to be carried on (if such plans were developed while you were employed by the Company) by the Company or any of its subsidiaries or affiliates.

b.  Notwithstanding, Company acknowledges that you may have other existing outside interests. Provided such:

i.  interests do not affect your ability to competently perform obligations hereunder, and

ii.  Entities in which you have an interest do not compete with any Company business, Company hereby consents to allow you to continue to provide services to such other entities. You agree to not compete with any Company business, or with the Company’s current products and technologies and technologies under development.

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c.  Non-Solicitation and Non-Circumvention. Under all circumstances other than being terminated Without Cause, for a period of one year following the termination of this Agreement, you will not directly or indirectly, whether for your account or for the account of any other individual or entity, solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were investors, customers or s of the Company during the period during which you were employed by the Company, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or its affiliates, during the one year period prior to the termination of your employment. Without limiting the foregoing, you shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an or consultant of the Company at any time during the time you were employed by the Company, to terminate his or her employment relationship with the Company or to become employed you or any individual or entity by which you are employed or (ii) interfere in any other way with the employment, or other relationship, of any or consultant of the Company or its affiliates.

d.  Requirement to Safeguard Confidential Information. All Confidential Information of the Company is expressly acknowledged by you to be the sole property of the Company, and the disclosure of the Confidential Information shall not be deemed to confer any rights with respect to such Confidential Information on you. You will exercise reasonable care to ensure the confidentiality of the Confidential Information. All confidential information which you may now possess, or may obtain or create prior to the end of the period you are employed by the Company, relating to the business of the Company, or any customer or supplier of the Company, or any agreements, arrangements, or understandings to which the Company is a party, shall not be disclosed or made accessible by you to any other person or entity either during or after the termination of your employment or used by you except during your employment by the Company in the business and for the benefit of the Company, without the prior written consent of the Company. Nothing herein shall be construed as an obligation of the Company to consent to the terms and conditions of any such request and under no circumstances shall any such approval be deemed to waive, alter or modify the terms and conditions of this Agreement. You shall return all tangible evidence of such confidential information to the Company prior to or at the termination of your employment.

9.  Enforcement.

a.  Provisions Reasonable. It is acknowledged and agreed that:

i.  both before and since the Start Date the Company has operated and competed and will operate and compete in a global market, with respect to the Company’s Business;

ii.  competitors of the Company are located in countries around the world;

iii.  in order to protect the Company adequately, any enjoinder of competition would have to apply world-wide;

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iv.  during the course of your employment by the Company, both before and after the Start Date, on behalf of the Company, you have acquired and will acquire knowledge of, and you have come into contact with, initiated and established relationships with and will come into contact with, initiate and establish relationships with, both existing and new clients, customers, suppliers, principals, contacts and prospects of the Company, and that in some circumstances you have been or may well become the senior or sole representative of the Company dealing with such persons; and

v.  in light of the foregoing, the provisions of Paragraphs 6, 7 and 8 are reasonable and necessary for the proper protection of the business, property and goodwill of the Company and the Company’s Business.

b.  Enforcement. Nothing herein contained shall be construed as prohibiting the Company or you from pursuing any remedies available for any breach or threatened breach of this Agreement. A waiver by the Company or you of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach.

10.  Termination. Except as otherwise provided herein, this Agreement shall terminate upon the first to occur of the expiration of the term provided for in Paragraph 2 or your death. However, nothing contained in this Paragraph 10 shall be construed to abrogate the obligations of the Company to you, or your personal representative, or your heirs, as the case may be, in respect of all rights which shall accrue prior or subsequent to termination.

a.  Manner of Termination. Notwithstanding anything in this Agreement to the contrary, the Company and you may terminate this Agreement, with or without cause, for any reason whatsoever, by providing written notice (the “Termination Notice”), in accordance with Paragraph 10, to the other specifying the date of termination (the “Termination Date”).

b.  The Company shall have the right to terminate your employment as Chief Executive Officer of the Company for “Cause,” in which event no compensation shall be paid or other benefits furnished to you after termination for Cause. Termination for Cause shall be effective immediately upon notice being sent to you.

i.  DEFINITION OF CAUSE. For purposes of this Agreement, the term ”Cause” shall mean: (1) willful misconduct or gross negligence by you in carrying out your duties as Chief Executive Officer of the Company; or (2) material breach of this Agreement by you; or (3) misconduct by you, such as intoxication or other misconduct which has a substantial adverse effect on the business of the Company, or (4) other circumstances indicative of your failure materially to comply with the terms of his employment and which have had or may have a substantial adverse effect on the business of the Company.

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TERMINATION BY COMPANY OTHER THAN FOR CAUSE. The Company may terminate this Agreement and the Executive’s employment hereunder “for cause” at any time. As used herein, for “cause” shall mean any one of the following:

(1) The willful breach or intentional neglect by the Executive of his job duties and responsibilities;

(2) Conviction of any felony:

(3) Commission of an act of fraud, embezzlement or material misappropriation against the Company; or

(4) A material breach of this Agreement by the Executive.

With respect to matters set forth in subsections (1), (3), (3) and (4) above, the Company shall give prompt notice to the Executive if it believes grounds for termination under any of such provisions exist, and the Executive shall have a reasonable period of time (not to exceed ten business days, to respond and to cure any such grounds for “cause” as may be alleged or to reply to any such claims or charges. Termination under such provisions shall be warranted only after the Board of Directors of the Company has determined, in good faith, that such “cause” exists after having afforded the Executive the opportunity to respond or to cure as set forth above.

ii.  The Company shall have the right to terminate your employment prior to its normal expiration under this Agreement, without cause, in which event the Company shall pay you in one lump sum the entirety of the compensation due and owed throughout the complete Initial Term of this Agreement.

iii.  RESIGNATION WITHOUT CAUSE - CHANGE IN CONTROL OR DIMINUTION IN DUTIES.

In the event that there is a change in Control of the Company or in the event that the Board terminates your employment without cause or materially reduces the scope and/or authority of your duties as Chief Executive Officer, , then you may terminate this employment by giving the Company Thirty (30) days advance written notice. In such event, the Company shall pay you in one lump sum the entirety of the compensation due and owed throughout the complete Initial Term of this Agreement.

1.  As used in this Agreement, the term “Change of Control” shall mean the occurrence of any of the following events during the term hereof: (i) Any “person” (such as that term is used in Section13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) any merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the total voting power represented by the Company's then outstanding voting securities (either by remaining outstanding or by being converted into voting securities of the Company or such other surviving entity outstanding immediately after such merger or consolidation); or (iii) a majority of the directors of the Company which were not nominated by the Company’s management or Board of Directors or Nomination Committee (or were nominated by management pursuant to an agreement with persons that acquired sufficient voting securities of the Company to de facto control it) are elected to the Board by the Company’s shareholders; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the company of all or substantially all of the Company’s assets.

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c.  Effect of Termination.

i.  Payments. In the event your employment under this Agreement is terminated pursuant to Paragraph 10 (a) your rights and the Company’s obligations hereunder shall cease as of the effective date of the termination, including the immediate termination of all options and warrants; provided, however, that the Company shall pay you: (i) your Monthly Salary, prorated through the Termination Date; (ii) your Business Expense Reimbursements through the Termination Date; (iii) your Medical Insurance Reimbursement and any other benefits due to you, prorated through the Termination Date; and (iv) if terminated by the Company, and subject to your compliance with the requirements of Paragraphs 10 (c)(iii). All payments (other than the Severance Payment, which will be made as set forth in Paragraph 10(c) (ii), will be made in accordance with the Company’s regular payroll procedures through the Termination Date; and the full payment all of payments and benefits due to you upon termination shall completely and fully discharge and constitute a release by you of any and all obligations and liabilities of the Company to you, including, without limitation, the right to receive Base Salary, options and all other compensation or benefits provided for in this Agreement, and you shall not be entitled to any further compensation, options, or severance compensation of any kind, and shall have no further right or claim to any compensation, options, benefits or severance compensation under this Agreement or otherwise against the Company or its affiliates, from and after the date of such termination, except as provided by the terms of the Stock Option Agreement and Restricted Stock Purchase Agreement between you and the Parent, and any benefit plan under which you are participating. The Company reserves the right to pay any unpaid obligations in the form of a 6 month Promissory Note.

ii.  Severance. In the event of a termination of this Agreement by the Company other than for Cause you will be entitled to a severance payment (the “Severance Payment”) equal to one Monthly Payment, in effect on the date of the Company’s Termination Notice, for every one (1) month period that you have been employed by the Company pursuant to this Agreement up to a maximum aggregate Severance Payment equal to twelve (12) Monthly Payments, provided that (a) you have delivered to the Company the General Release substantially in the form of Appendix A attached hereto and (b) a written statement of your compliance with the provisions of this Paragraph 10, including but not limited to clauses (iii) and (iv) hereof. The Severance Payment shall be subject to any applicable tax withholdings.

If the Company terminates you Without Cause before you have completed 6 months employment, then you will be entitled to a severance payment equal to nine Monthly Payments. In addition, if you are terminated Without Cause, you will be entitled to all accrued but unpaid allowances and expense reimbursements. All options granted hereunder shall vest immediately.

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iii.  Return of Documents and Property. Upon the expiration or termination of your employment with the Company, or at any time upon the request of the Company, you (or your heirs or personal representatives) shall deliver to the Company in good order (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the business and affairs of the Company or its affiliates; (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company or its affiliates, which in either case are in the possession or under the your control (or the control of your heirs or personal representatives); and (c) all corporate records of the Company, including minute books, accounting related materials, audit related materials, attorney correspondence, and any other such records which may be in your possession.

iv.  Survival of Certain Provisions. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated the provisions of Paragraphs 5, 6, 7, 8, 9, 10, 12 and 13 of this Agreement shall survive such termination and continue in full force and effect.

v.  Relinquishment of Authority. Notwithstanding anything to the contrary set forth herein, upon written notice to you, the Company may immediately relieve you of all your duties and responsibilities hereunder and may relieve you of authority to act on behalf of, or legally bind, the Company. However, such action by the Company shall not alter the Company’s obligations to you with regard to the procedure for a termination.

vi. Death. In the event of the Executive’s death during the term of this Agreement, this Agreement and the Executive’s future Base Salary, incentive compensation and benefits shall automatically be terminated. In such event, the Company shall pay severance to the Executive’s estate (i) any unpaid Base Salary; and (ii) all accrued but unpaid allowances and expense reimbursements. If the Executive becomes unable to perform his employment duties during the term of this Agreement because of the “disability” of the Executive, the Company may terminate this Agreement and the Executive’s employment hereunder. In such event, the Company shall pay to the Executive (i) any unpaid Base Salary; and (ii) all accrued but unpaid allowances and expense reimbursements. For purposes of this provision, the term disability shall mean the Executive is unable to perform his material duties as an employee for the Company or any of the Company Affiliates, due to mental or physical illness or injury, for a period of at least one hundred (180) days, in the opinion of a qualified physician selected mutually by the Company and the Executive.

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11.  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by you, you shall not have the right to assign or transfer any of your rights, obligations or benefits under this Agreement, except as otherwise noted herein.

12.  No Reliance on Representations. You acknowledge that you are not relying, and have not relied, on any promise, representation or statement, either oral or written, made by or on behalf of the Company which is not set forth in this Agreement.

13.  Entire Agreements; Amendments. This Agreement, the Restricted Stock Award Agreement, and the Stock Option Agreement (if any) set forth our entire understanding with respect to your employment by the Company, supersede all existing agreements between you and the Company concerning such employment, and may be modified only by a written instrument duly executed by each of you and the Company.

14.  Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

15.  Construction. You and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by you and the Company and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

16.  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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17.  Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made by (i) certified mail, return receipt requested, (ii) nationally recognized overnight courier delivery, (iii) by facsimile transmission provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party or (iv) hand delivery as follows:

To the Company:

Blink Technologies, Inc.

PO Box 1042

East Lansing, MI 48826

Attention: Chief Executive Officer

Email: info@thinkblinkinc.com

To you:

Mr. Dean Miller

700 Walbridge Drive

East Lansing, MI 48823

Facsimile:

Email: dean@thinkblinkinc.com

or to such other address, facsimile number, or email address, as is specified by a party by notice to the other party given in accordance with the provisions of this Paragraph 17. Any notice given in accordance with the provisions of this Paragraph 17 shall be deemed given (i) five (5) business days after mailing (if sent by certified mail), (ii) one (1) business day after deposit of same with a nationally recognized overnight courier service (if delivered by nationally recognized overnight courier service), or (iii) on the date delivery is made if delivered by hand or facsimile. The Company, at its discretion, may accept an email notice.

18.  Counterparts; Delivery by Email or Facsimile.

a.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by you and the Company and delivered to the other, it being understood that you and the Company need not sign the same counterpart. This Agreement may be executed by elecronic signature and a electronic signature shall constitute an original for all purposes.

b.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of email or a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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19.  Disclosure and Avoidance of Conflicts of Interest. During your employment with the Company, you will promptly, fully and frankly disclose to the Company in writing:

a.  the nature and extent of any interest you or your Affiliates (as hereinafter defined) have or may have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the Company or any subsidiary or affiliate of the Company;

b.  every office you may hold or acquire, and every property you or your Affiliates may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Company or your duties and obligations under this Agreement;

c.  the nature and extent of any conflict referred to in subsection (b) above; and

d.  You acknowledge that it is the policy of the Company that all interests and conflicts of the sort described herein be avoided, and you agree to comply with all policies and directives of the Board from time to time regulating, restricting or prohibiting circumstances giving rise to interests or conflicts of the sort described herein.

20.  Code Paragraph 409A. This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Paragraphs 409A of the Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations thereunder (the “Code”), and any payment scheduled to be made hereunder that would otherwise violate Paragraph 409A of the Code shall be delayed to the extent necessary for this Agreement and such payment to comply with Paragraph 409A of the Code.

21.  Definitions. For purposes ☐f this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Company’s Business” means the Company’s Business as conducted during the term of this Agreement and all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during your relationship with the Company.

“Confidential Information” shall mean any and all information in addition to Trade Secrets used by, or which is in the possession of the Company and relating to the Company’s business or assets specifically including, but not limited to, information relating to the Company’s products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, Executive compensation, computer software and hardware, inventions, developments, in each case to the extent that such information is not required to be disclosed by applicable law or compelled to be disclosed by any governmental authority. Notwithstanding the foregoing, the terms “Trade Secrets” and

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“Confidential Information” do not include information that (i) is or becomes generally available to or known by the public (other than as a result of a disclosure by the Executive), provided, that the source of such information is not known by you to be bound by a confidentiality agreement with the Company; or (ii) is independently developed by you without violating this Agreement.

“Discoveries and Works” includes, by way of example but without limitation, Trade Secrets and other Confidential Information, patents and patent applications, service marks, and service mark registrations and applications, trade names, copyrights and copyright registrations and applications and all materials, information, inventions, discoveries, developments, methods, compositions, concepts, ideas, writings, computer code and the like (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by you (whether alone or with others, whether or not during normal business hours and whether on or off Company premises) during the term of this Agreement that relate to either the Company’s Business or any prospective activity of the Company or any of its Affiliates.

“Intellectual Property” means with respect to the Company’s Business, all U.S. and foreign (a) patents and patent applications and all reissues, renewals, divisions, extensions, provisional patents, continuations and continuations in part thereof, (b) inventions (regardless of whether patentable), invention disclosures, trade secrets, proprietary information, industrial designs and registrations and applications, mask works and applications and registrations, (c) copyrights and copyright applications and corresponding rights, (d) trade dress, trade names, logos, URLs, common law trademarks and service marks, registered trademarks and trademark applications, registered service marks and service mark applications, (e) domain name rights and registrations, (f) databases, customer lists, data collections and rights therein, (g) confidentiality rights or other intellectual property rights of any nature, in each case throughout the world; (h) ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works, products, marketing and business ideas, and all improvements, know-how, data, rights, and claims related to the foregoing; and (i) Discoveries and Works.

“Person” means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization.

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“Trade Secrets” shall mean all confidential and proprietary information belonging to the Company (including current client lists and prospective client lists, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information.

22.  Further Assurances. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

23.  Governing Law. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Michigan without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Michigan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Grand Rapids, County of Kent for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

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If you agree to, and accept employment in accordance with, the foregoing terms and conditions, please sign a copy of this Agreement where indicated below and return it to the Company.

Sincerely, Blink Technologies, Inc.

By:	/s/ Thomas Hanna
Name:	Thomas Hanna
Title:	Director

Acceptance

On this 1st day of October, 2014, I, Dean Miller agree to and accept employment with Blink Technologies, Inc. on the terms and conditions set forth in this Agreement.

By:	/s/ Dean Miller
Dean Miller

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Appendix A

FORM OF GENERAL RELEASE

Certain capitalized terms used in this Release (the “Release”) are defined in the Employment Agreement dated as of February 27, 2014 between Blink, Inc., and Dean Miller (the “Agreement”), which I have executed and of which this Release is a part.

I hereby confirm my obligations under Paragraphs 6, 7 and 8 of the Agreement.

Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, Executives, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Executive Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.

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I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me.

________________________

Dean Miller

Acknowledgement

State of ____________________________________}

County of __________________________________}.

On this _____________ day of __________, 20____before me _________________ the undersigned officer, personally appeared Dean Miller to me personally known and known to me to be the same person(s) whose name(s) is (are) signed to the foregoing instrument, and acknowledged the execution thereof for the used and purposed therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

___________________________________________

Notary Public/Commissioner of Oaths

(SEAL)

My Commission Expires

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Appendix B

Disclosures